Exhibit 99.1

CRI Deepens Partnership with InReality, Significantly Expands its Thermal Mirror Offering

September 24, 2020 – Louisville, KY – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), a leading provider of digital marketing solutions, today strengthened its collaboration with InReality. The partnership announced today significantly expands the CRI portfolio of Safe Space Solutions beyond temperature screening itself with software and accessories to suit a wide range of business use cases. These new products and related services distinguish CRI as a leader in the increasingly crowded market for solutions to assist businesses operate safely as they emerge from pandemic-related closures.

“Offering a complete portfolio of Thermal Mirror solutions enables us to take a consultative approach with each of our customers, helping them to construct a Safe Space Solution that’s tailored to their specific needs,” said Rick Mills, Chief Executive Officer of CRI. “Expanding our offering beyond the single function of temperature screening enables us to offer comprehensive solutions that address the real-world challenges businesses face as they create welcoming spaces for their customers and employees.”

The CRI Thermal Mirror can now be bundled with additional hardware accessories and related software solutions to offer businesses greater flexibility in how they implement temperature screening in their facilities. As businesses continue to navigate the process of pandemic recovery, it is clear that the most effective solutions encompass temperature screening, as well as requiring people to self-attest to recent travel and health-related conditions for a more accurate COVID-19 transmission risk assessment. In aggregate, these elements provide businesses a much more comprehensive solution to monitor the health and safety of customers and employees.

The new Thermal Mirror Printer Kit produces adhesive “passed” badges to be worn following a successful thermal temperature screening. These badges provide visual reinforcement of a company’s temperature-screening policy, and provide reassurance that patrons and employees had their temperatures screened prior to entry.

A touch-interactive Q&A Tablet can now be bundled with the CRI Thermal Mirror Solution. This kiosk-mounted solution enables customers, guests, and employees to self-register and answer a series of symptom- and travel-related questions to help assess one’s level of COVID-transmission risk. The software interface – developed by InReality – integrates seamlessly with the company’s cloud-based temperature-screening platform that helps companies capture key metrics and reporting to adhere to COVID-related compliance requirements.

CRI will now also offer a Mobile/Web Q&A Application Solution for customers and employees who want to self-register on their own devices. By simply scanning a QR code using their phone’s camera, users are walked through a workflow identical to what they would encounter on the kiosk-mounted tablet, without having to physically interact with the kiosk. This interface – also developed by InReality – similarly integrates with the cloud-based platform that aggregates the organization’s temperature-screening data.

All of the components described above are configurable in any combination to suit the specific needs of each business customer. To learn more about Creative Realities and the company’s portfolio of Safe Space Solutions, visit https://cri.com/. Visitors can also download additional assets such as archived webinars and video tutorials to learn how Thermal Mirror helps maintain a safe and healthy workplace.

About Creative Realities, Inc.
Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences.  Founded over 15 years ago, CRI designs, develops and deploys consumer experiences for high-end enterprise level networks, and is actively providing recurring SaaS and support services for more than fifteen diverse vertical markets, including but not limited to Automotive, Advertising Networks, Apparel & Accessories, Convenience Stores, Foodservice/QSR, Gaming, Theater, and Stadium Venues. The Company acquired Allure Global Solutions, Inc. in November 2018, expanding the Company’s operations to five offices across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Given these uncertainties, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

About InReality

InReality is a venue analytics platform that transforms any tracking, measurement and influencing technology into the metrics that matter most. They do it by harnessing data from IoT sensors and other measurement and influencing technologies into one simple platform that produces only the most critical KPIs, then enabling predictive or personalized responses. With it, venues can both prove and improve their ‘phygital’ touch points across multiple locations at scale, but without the complexity or limitations of multiple sensors and disparate dashboards. Owners and retailers make their spaces safer and more meaningful for their patrons, and brand advertisers finally get the analytic ammunition they need to optimize their strategies and defend their marketing spend. To learn more or discuss how InReality’s platform can optimize your Safe Space Solutions, go to www.inreality.com or email us at sales@inreality.com.